UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549 Form 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)	December 3, 2002
Exact name of registrant as specified in its charter	Richardson Electronics, Ltd.
State or other jurisdiction of incorporation	Delaware
Commission file Number	0-12906
IRS Employer Identification No.	36-2096643
Address of principal executive office	40W267 Keslinger Road, P. O. Box 393, La Fox, IL
Zip Code	60147-0393
Registrant's telephone number, including area code	630-208-2386

This Current Report on Form 8-K contains a total of 2 pages.

Item 9. Regulation FD Disclosure

Richardson Announces Date of Second Quarter Conference Call

LaFox, IL, Tuesday, December 3, 2002: Richardson Electronics, Ltd. (NASDAQ: RELL) plans to release financial results for its second quarter fiscal 2003, or the three months ended November 30, 2002, after the close of the business on Tuesday, December 17, 2002. The release will be distributed by PR Newswire and will be available on the Company's website at www.RELL.com.

On Wednesday, December 18, 2002 at 9:00 a.m. CST, Mr. Edward J. Richardson, Chairman and Chief Executive Officer will host a conference call to discuss the release. A question and answer session will be included as part of the call's agenda. To listen to the call, please dial 800-553-0272 approximately five minutes prior to the start of the call. A replay of the call will be available from 12:30 p.m. on December 18, 2002 through March 25, 2003. The telephone numbers for the replay are (USA) 800-475-6701 and (International) 320-365-3844; access code 663870.

About Richardson Electronics

Richardson Electronics, Ltd. is a global provider of "engineered solutions", serving the RF and wireless communications, industrial power conversion, security and display systems markets. The Company delivers engineered solutions for its customers' needs through product manufacturing, systems integration, prototype design and assembly, testing and logistics. Press announcements and other information about Richardson are available on the World Wide Web at http://www.rell.com/investor.asp.